Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 2024 relating to the financial statements of Nevada Power Company, appearing in the Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

December 11, 2024